Exhibit 99

PepsiAmericas Reports Second Quarter 2008 Results

  Reported EPS from continuing operations up 14% to $0.72; Adjusted EPS from continuing operations up 20%.
  Revenue growth of 12%.
  Operating income up 15%.
  Company raises 2008 adjusted EPS outlook to $1.92 to $1.96.

MINNEAPOLIS--(BUSINESS WIRE)--PepsiAmericas, Inc. (NYSE: PAS) today reported net income of $90.8 million in the second quarter of 2008, with revenue up 12 percent including acquisitions. Diluted earnings per share (EPS) was $0.72 in the second quarter of 2008. These results compare to second quarter reported net income in 2007 of $78 million, or EPS of $0.61. 2007 results increased by a $0.01 per share for non-comparable items as reconciled in footnote 1.

Chairman and Chief Executive Officer Robert C. Pohlad said: “PepsiAmericas continues to execute its long-term strategy, which drove strong results for the quarter and helped deliver a good first half of the year.

“Central and Eastern Europe – led by Poland, Romania and Ukraine – continues to fuel this growth. In the U.S., pricing and productivity gains helped to offset our volume performance. I'm pleased with the way we continue to manage our U.S. business.

“We are raising our earnings guidance for 2008; we now expect to deliver full year adjusted EPS of $1.92 to $1.96 – a growth range of 16 to 18 percent from continuing operations.”

Second Quarter Worldwide Financial Highlights

  Revenue increased 12 percent to $1.3 billion, reflecting 9 percentage points from acquisitions, strong pricing across all markets, and volume growth in Central and Eastern Europe (CEE).
  Volume grew 8.4 percent, with constant territory volume down 3.6 percent reflecting U.S. volume declines.
  Operating income increased 15 percent to $165.5 million, including 10 percentage points from acquisitions. Operating margins expanded as the company offset the worldwide cost of goods sold per unit increase of 5.7 percent with improved pricing and mix, and effectively managed its selling, delivery, and administrative expenses (SD&A).
  Foreign currency contributed 3 percentage points of growth to revenue, 2 percentage points to cost of goods sold and 4 percentage points to SD&A. The net effect was an 8 percentage point benefit to operating income. The results also included a benefit from a reduction in the company’s effective tax rate which reflects the growth in its CEE business.
  The company returned $40.9 million to shareholders during the quarter through share repurchases and dividends.

Second Quarter U.S. Operations Highlights

Net sales in the U.S. decreased 1 percent to $917.2 million in the second quarter resulting from volume declines of 5.4 percent. This volume performance reflected an estimated 1 percentage point decrease from the Easter holiday shift, 1 percentage point decline from continued softness in lower margin Aquafina take home packages, 1 percentage point decline from teas, and a 1 percentage point decrease from the foodservice channel, including full service vending. Single serve volume, down 2 percent, improved from the previous quarter due to innovation and marketplace execution.

Net pricing growth of 3.7 percent primarily reflected rate increases that covered higher cost of goods sold and included a 1 percentage point benefit from favorable mix. Domestic cost of goods sold per unit increased 3.4 percent, reflecting increased raw material costs and higher non-carbonated mix related costs. Gross profit decreased 1 percent in the quarter to $383.9 million.

Selling, delivery and administrative expenses decreased 1 percent to $271.2 million. Favorable compensation and benefit expenses and effective productivity management helped offset higher fuel costs in the quarter. Second quarter operating income was $112.6 million, compared to $113.8 million in the prior year quarter, which included special charges of $1.4 million.

Second Quarter International Operations Highlights

CEE volume grew 51.7 percent. Constant territory volume was up 1 percent led by double digit growth in Romania and modest growth in Poland, in line with expectations, partly offset by lower volume in Hungary. CEE’s net sales were $359 million in the second quarter, up 73 percent, with 50 percentage points of the increase attributed to acquisitions.

Average net pricing increased 19 percent, reflecting a mid-single digit pricing increase in local currency, with foreign currency benefits being offset, in part, by a 7 percentage point acquisition impact. Cost of goods sold per unit increased 29 percent with acquisitions adding 4 percentage points and reflecting high single digit local currency increases driven by mix and higher raw material costs. Gross profit grew 59 percent to $146.6 million for the quarter, with acquisitions driving 32 percentage points of the increase. Selling, delivery and administrative expenses of $94.9 million were up 52 percent, which included 23 percentage points from acquisitions. The remaining increase was driven mainly by foreign currency.

CEE’s operating income increased to $51.7 million, a $22.1 million improvement over the prior year driven by acquisitions and foreign currency benefits.

The Caribbean business reported a volume increase of 1.3 percent driven mainly by Puerto Rico. Net sales were $64.6 million, up 4 percent with a 3.7 percent improvement in pricing. While cost of goods sold per unit increased 3.8 percent, gross profit increased 1 percent to $16.3 million in the quarter. Caribbean selling, delivery and administrative costs decreased modestly, down 2 percent, resulting in operating income of $1.2 million a 50 percent improvement over the prior year.

Outlook

The company is raising its 2008 adjusted EPS guidance to a range of $1.92 to $1.96 from $1.77 to $1.83. Consistent with the company’s previous guidance, the EPS outlook includes an estimated $0.01 benefit related to the impact of the 53rd week offset by a $0.01 reduction related to special charges. This raised outlook includes an estimated mid-single digit currency benefit to 2008 operating income, offset, in part, by reinvestments in our Central and Eastern European business.

Conference Call

PepsiAmericas will hold its second quarter 2008 earnings conference call at 10:00 AM CDT today, Tuesday, July 22, 2008, through a live webcast over the Internet. The live webcast will be available at www.pepsiamericas.com. A replay of the webcast will be archived and available online through the Investor Relations section of our website.

PepsiAmericas is the world's second-largest manufacturer, seller and distributor of PepsiCo beverages with operations in 19 U.S. states; Central and Eastern Europe, including Ukraine, Poland, Romania, Hungary, the Czech Republic and Slovakia; and the Caribbean. For more information on PepsiAmericas, please visit our website.

Cautionary Statement

This release contains certain forward-looking statements of expected future developments, as defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this release refer to our expectations regarding continuing operating improvement and other matters. These forward-looking statements reflect our expectations and are based on currently available data; however, actual results are subject to future risks and uncertainties, which could materially affect actual performance. Risks and uncertainties that could affect such performance include, but are not limited to, the following: competition, including product and pricing pressures; changing trends in consumer tastes; changes in our relationship and/or support programs with PepsiCo and other brand owners; market acceptance of new product and package offerings; weather conditions; cost and availability of raw materials; changing legislation, including tax laws; cost and outcome of environmental claims; availability and cost of capital, including changes in our debt ratings; labor and employee benefit costs; unfavorable foreign currency rate fluctuations; cost and outcome of legal proceedings; integration of acquisitions; failure of information technology systems; and general economic, business and political conditions in the countries and territories where we operate. For further information, please see "Risk Factors" in our 2007 Annual Report on Form 10-K.

PEPSIAMERICAS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited and in millions, except per share data)

	Second Quarter		First Half

	2008	2007	2008	2007

Net sales	$1,340.8	$1,198.9	$2,439.5	$2,159.1
Cost of goods sold	794.0	701.8	1,468.9	1,277.8
Gross profit	546.8	497.1	970.6	881.3
Selling, delivery and administrative expenses	381.2	351.5	734.2	674.9
Special charges	0.1	1.4	0.6	2.8
Operating income	165.5	144.2	235.8	203.6
Interest expense, net	28.5	26.1	58.1	51.8
Other income (expense), net	1.1	4.3	(0.2)	2.9
Income from continuing operations before income taxes, minority interest and equity in net loss of nonconsolidated companies	138.1	122.4	177.5	154.7
Income taxes	42.3	42.5	55.7	54.4
Minority interest	(4.8)	0.2	(5.7)	0.4
Equity in net loss of nonconsolidated companies	(0.2)	-	(0.6)	-
Income from continuing operations	90.8	80.1	115.5	100.7
Loss from discontinued operations, net of tax	-	2.1	-	2.1
Net income	$90.8	$78.0	$115.5	$98.6

Weighted average common shares:
Basic	124.9	125.7	126.0	126.0
Incremental effect of stock options and awards	1.5	1.9	1.7	1.8
Diluted	126.4	127.6	127.7	127.8

Earnings per share:
Basic:
Income from continuing operations	$0.73	$0.64	$0.92	$0.80
Loss from discontinued operations	-	(0.02)	-	(0.02)
Total	$0.73	$0.62	$0.92	$0.78
Diluted:
Income from continuing operations	$0.72	$0.63	$0.90	$0.79
Loss from discontinued operations	-	(0.02)	-	(0.02)
Total	$0.72	$0.61	$0.90	$0.77

Cash dividends declared per share	$0.135	$0.13	$0.27	$0.26

PEPSIAMERICAS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in millions)

	End of Second	End of Fiscal
	Quarter	Year
	2008	2007
ASSETS:
Current assets:
Cash and cash equivalents	$190.4	$189.7
Receivables, net	448.3	330.6
Inventories:
Raw materials and supplies	143.4	144.5
Finished goods	187.9	143.2
Total inventories	331.3	287.7

Other current assets	124.8	114.1
Total current assets	1,094.8	922.1

Property and equipment	3,057.8	2,850.5
Accumulated depreciation	(1,624.8)	(1,520.9)
Net property and equipment	1,433.0	1,329.6

Goodwill and intangible assets, net	2,966.9	2,978.3
Other assets	76.1	78.0

Total assets	$5,570.8	$5,308.0

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
Short-term debt, including current maturities of long-term debt	$592.3	$337.6
Payables	269.0	224.0
Other current liabilities	326.1	341.0
Total current liabilities	1,187.4	902.6

Long-term debt	1,651.8	1,803.5
Deferred income taxes	314.6	282.5
Minority interest	303.2	273.4
Other liabilities	188.1	187.7

Total liabilities	3,645.1	3,449.7

Shareholders' equity:
Preferred stock	-	-
Common stock	1,287.5	1,292.7
Retained income	751.6	670.9
Accumulated other comprehensive income	182.6	98.8
Treasury stock	(296.0)	(204.1)
Total shareholders' equity	1,925.7	1,858.3

Total liabilities and shareholders' equity	$5,570.8	$5,308.0

PEPSIAMERICAS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in millions)

	First Half
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$115.5	$98.6
Loss from discontinued operations	-	2.1
Income from continuing operations	115.5	100.7
Adjustments to reconcile to net cash provided by operating activities of continuing operations:
Depreciation and amortization	104.5	97.9
Deferred income taxes	4.7	0.9
Cash outlays related to special charges	(0.9)	(11.2)
Special charges	0.6	2.8
Minority interest	5.7	(0.4)
Equity in net loss of nonconsolidated companies	0.6	-
Excess tax benefits from share-based payment arrangements	(0.9)	(3.0)
Gain on sale of non-core property	-	(10.2)
Marketable securities impairment	-	4.0
Other	12.1	11.1
Changes in assets and liabilities:
Increase in receivables	(103.7)	(85.5)
Increase in inventories	(33.8)	(31.9)
Increase in payables	29.7	52.8
Net change in other assets and liabilities	(22.2)	30.0
Net cash provided by operating activities of continuing operations	111.9	158.0

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital investments	(103.3)	(109.4)
Proceeds from sales of property and equipment	3.4	23.5
Acquisitions	(1.0)	-
Net cash used in investing activities	(100.9)	(85.9)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings of short-term debt	146.2	46.4
Repayment of long-term debt	(47.5)	(11.6)
Cash dividends	(34.6)	(32.2)
Treasury stock purchases	(105.2)	(59.4)
Excess tax benefits from share-based payment arrangements	0.9	3.0
Contribution from minority shareholder	26.0	-
Issuance of common stock	2.1	17.6
Net cash used in financing activities	(12.1)	(36.2)

Net operating cash flows used in discontinued operations	(6.0)	(4.3)
Effects of exchange rate changes on cash and cash equivalents	7.8	(1.2)
Change in cash and cash equivalents	0.7	30.4
Cash and cash equivalents at beginning of year	189.7	93.1
Cash and cash equivalents at end of year	$190.4	$123.5

Notes to condensed consolidated financial statements (unaudited):

1. Reconciliation of Non-GAAP disclosures: In response to the U.S. Securities and Exchange Commission's Final Rule, "Conditions for Use of Non-GAAP Financial Measures," included below is a reconciliation of certain non-GAAP financial measures compared to U.S. GAAP measures.

Non-GAAP Adjusted Comparisons: In order to provide a supplemental comparison of current period results of operations to prior periods, we have adjusted for and summarized the nature of certain transactions or events. These adjustments relate to operating income, income from continuing operations, net income and basic and diluted earnings per share. To calculate the adjusted comparisons, management has excluded special charges relating to various restructuring initiatives, gain on sale of non-core property and the impairment of marketable securities.

Management believes that the adjusted comparisons provide a supplemental view of operations that excludes items that are unusual, infrequent or unrelated to the ongoing core operations or involve special charges. Management believes these non-GAAP measures provide useful information to investors through the summarization of transactions impacting the current period results of operations that are not necessarily indicative of our future results, nor comparable with prior period results. These non-GAAP adjusted comparison measures are provided as supplemental information and should not be considered in lieu of the GAAP measures. There are limitations in the use of adjusted comparisons due to the subjective nature of items excluded by management in calculating adjusted comparisons.

These supplemental comparisons are consistent with the manner in which management internally reviews results of operations and evaluates performance in that management reviews the results of operations on both a GAAP basis and using adjusted comparisons. Management does not use the adjusted comparisons in lieu of the comparable GAAP measures, but rather uses the adjusted comparisons to supplement its review of operations.

We have provided the tables below that summarizes these adjustments that impact comparability of the periods presented:

	Second Quarter 2008			Second Quarter 2007
	Operating Income	Income from Continuing Operations	Net Income	Operating Income	Income from Continuing Operations	Net Income

(Unaudited, in millions)
As Reported	$165.5	$90.8	$90.8	$144.2	$80.1	$78.0
Items impacting comparability:
Special charges	0.1	0.1	0.1	1.4	0.9	0.9
Marketable securities impairment	-	-	-	-	2.5	2.5
Gain on sale of non-core property	-	-	-	-	(6.3)	(6.3)
Adjusted Comparisons	$165.6	$90.9	$90.9	$145.6	$77.2	$75.1

Weighted average common shares:
Basic			124.9			125.7
Incremental effect of stock options and awards			1.5			1.9
Diluted			126.4			127.6

Earnings per share - basic
As reported:
Continuing operations			$0.73			$0.64
Discontinued operations			-			(0.02)
Total			$0.73			$0.62
As adjusted:
Continuing operations			$0.73			$0.61
Discontinued operations			-			(0.02)
Total			$0.73			$0.59
Earnings per share - diluted
As reported:
Continuing operations			$0.72			$0.63
Discontinued operations			-			(0.02)
Total			$0.72			$0.61
As adjusted:
Continuing operations			$0.72			$0.60
Discontinued operations			-			(0.02)
Total			$0.72			$0.58

Notes to condensed consolidated financial statements (unaudited):

1. Reconciliation of Non-GAAP disclosures (continued):

	First Half 2008			First Half 2007
	Operating Income	Income from Continuing Operations	Net Income	Operating Income	Income from Continuing Operations	Net Income

(Unaudited, in millions)
As Reported	$235.8	$115.5	$115.5	$203.6	$100.7	$98.6
Items impacting comparability
Special charges, net	0.6	0.4	0.4	2.8	1.8	1.8
Marketable securities impairment	-	-	-	-	2.5	2.5
Gain on sale of non-core property	-	-	-	-	(6.3)	(6.3)
Adjusted Comparisons	$236.4	$115.9	$115.9	$206.4	$98.7	$96.6

Weighted average common shares:
Basic			126.0			126.0
Incremental effect of stock options and awards			1.7			1.8
Diluted			127.7			127.8

Earnings per share - basic
As reported:
Continuing operations			$0.92			$0.80
Discontinued operations			-			(0.02)
Total			$0.92			$0.78
As adjusted:
Continuing operations			$0.92			$0.78
Discontinued operations			-			(0.02)
Total			$0.92			$0.76
Earnings per share - diluted
As reported:
Continuing operations			$0.90			$0.79
Discontinued operations			-			(0.02)
Total			$0.90			$0.77
As adjusted:
Continuing operations			$0.91			$0.77
Discontinued operations			-			(0.02)
Total			$0.91			$0.75

Adjustments included in this earnings release were as follows:

Special Charges: In the second quarter and first half of 2008, we recorded special charges of $0.1 and $0.6 million, respectively, in the U.S. related to our strategic realignment of the U.S. sales organization, primarily for relocation costs.

In the second quarter and first half of 2007, we recorded special charges of $1.4 and $2.6 million, respectively, in the U.S. related to our strategic realignment of the U.S. sales organization. In addition, we recorded special charges of $0.2 million in the first half of 2007 in Central and Eastern Europe, primarily related to a reduction in the workforce. These special charges were primarily for severance, related benefits and relocation costs.

Marketable Securities Impairment: In the second quarter of 2007, we recorded an other-than-temporary impairment loss of $4.0 million ($2.5 million after taxes) related to an equity security that is classified as available-for-sale. The loss was recorded in the "Other income (expense), net."

Gain on Sale of Non-Core Property: During the second quarter of 2007, we recorded a gain of $10.2 million ($6.3 million after taxes) related to the sale of railcars and locomotives, which was reflected in "Other income (expense), net."

Other items impacting comparability:

In the second quarter of 2007, we completed the formation of a joint venture with PepsiCo to acquire an 80 percent interest in Sandora, LLC ("Sandora"), the leading juice company in Ukraine. Under the terms of the joint venture agreement, we hold a 60 percent interest and PepsiCo holds a 40 percent interest. On August 20, 2007, the joint venture completed its 80 percent acquisition of Sandora. During the fourth quarter of 2007, the joint venture acquired the remaining 20 percent interest in Sandora. Beginning in the third quarter of 2007, we fully consolidated the results of operations of the joint venture and report minority interest in our Condensed Consolidated Financial Statements. Due to the timing of the receipt of available financial information, we record results on a one-month lag basis.

In the third quarter of 2007, we purchased a 20 percent interest in a joint venture that owns Agrima JSC ("Agrima"). Agrima produces, sells and distributes PepsiCo products and other beverages throughout Bulgaria. We record equity in net earnings of nonconsolidated companies in our Condensed Consolidated Financial Statements. Due to the timing of the receipt of available financial information, we record results on a one-quarter lag basis.

CONTACT:
PepsiAmericas
Investor Relations:
Sara Zawoyski, 612.661.3830
or
Media Relations:
Mary Viola, 847.598.2870